U N I T Y . C O M |© 2024 Unity Technologies SHAREHOLDER LETTER 1 Q2 2024 | August 8, 2024

DEAR UNITY SHAREHOLDERS

It's a privilege to address Unity's shareholders for the first time as Chief Executive Officer. Since joining the Company in May, I've had the opportunity to visit and learn from our teams around the world, and have relished time spent connecting with our customers and community. Today, I'm even more optimistic about our potential than the day I began. That optimism is grounded in more than 10 years of working with some of the best game teams in the world, building in every genre, using 5 different engines and publishing across every platform. I've also been responsible for helping those games find a global audience and build sustainable growth as live services. I can tell you with complete confidence that we have everything we need to get Unity back to healthy, sustainable growth.

The focus now is on fostering a culture of execution, discipline, and accountability. We plan to accelerate the pace of product innovation, strengthen the bond we have with our customers and community, and add world class talent to the team. We understand what needs to be improved, and we are making the necessary changes in our leadership, products, and processes with a sense of real urgency.

Unity is built on twenty years of deep customer relationships and a love for solving hard problems, providing vital tools and technology to a mobile gaming market that is 22% larger than it was in 2019. Mobile gaming represents 60% of the roughly $130 billion of consumer app spending annually, and 70% of the top mobile games in the world are built on Unity. In 2023 there were an average of 3.7 billion downloads of applications made with Unity per month. [1] On the advertising side of the business, we deliver over 65 billion impressions each month, reaching over 1.5 billion individual gamers. We believe this scale and breadth gives credence to our belief that Unity is at the very heart of the digital gaming ecosystem. We believe that with better execution, the scale and vibrancy of these markets will enable Unity to earn its place alongside the best performing companies in the gaming and technology industry.

[1] Average monthly downloads is a combined figure of 3.44 billion mobile downloads based on data.ai data plus an internal estimate of 271 million downloads based on Steam data. Based on the 12 months ended December 31, 2023.

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© 2024 Unity Technologies

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U N I T Y . C O M |© 2024 Unity Technologies Unity is at its best when we are working side-by-side with the game developers that we've partnered with for 20 years, helping build and market exceptional entertainment. We're re-dedicating ourselves to that mission, striving to become the partners we once were, only better: More focused on stability and product improvements that make a tangible difference to our customers; more capable of supporting the entire product lifecycle, from the start of a new game to that magic moment where the creation meets its players. Today, we announced the departure of Luis Visoso, our Chief Financial Officer. We thank Luis for all of his contributions and wish him well as he pursues a new opportunity. We appointed Mark Barrysmith, our current Chief Accounting Officer, as interim Chief Financial Officer. Mark has been with us for over two years and brings a wealth of experience, including seven years in various senior accounting roles at Amazon, most recently as Vice President, Corporate Controller. Prior to Amazon, he was a partner at KPMG, an international accounting firm, and a professional accounting fellow at the U.S. Securities and Exchange Commission. We are confident that Mark will lead the team through a successful transition. A formal search for a new, permanent Chief Financial Officer has already commenced. 3

PRODUCT FOCUS

Unity 6, which is on track to launch this fall, is designed to be the most stable and high-performing version of Unity we've ever shipped, and we expect it to be the foundation of the next phase of our growth. Unity 6 empowers developers with faster rendering and lighting capabilities, end-to-end workflows for building, testing and running multiplayer games, extended AI capabilities and deeper support for growing platforms like mobile web and spatial computing. In May, we released a preview version which has seen significant traction with developers.

We see a valuable opportunity for expansion outside of gaming as well. The rapid growth of our Industries category is a natural extension of the capabilities we're developing for our games customers. Notable recent customer wins include Diageo and Audi, both of whom created immersive customer experiences using Unity. In healthcare, Rady Children's Hospital launched a groundbreaking, no-cost 3D model viewing technology to revolutionize pediatric care, while Bosch Rexroth built an interactive 3D showroom experience for large machinery.

Our re-dedication to delivering for our customers is particularly evident in our advertising business. Mobile advertising is an approximately $150 billion opportunity, and it's a market that won't be won or lost over short distances. Customers want robust competition in this space, and we're going to increase the pace of our product innovation to meet that challenge. Complementing the great product work already underway, we've already begun a comprehensive rebuild of our machine learning stack and data infrastructure. This rebuild will deliver a more agile environment conducive to continuous innovation. It will enable us to lower the cost of experimentation, pursue more ambitious and innovative modeling approaches, and integrate data from across our product portfolio. We are focused on driving consistent, scalable advancements, delivering superior performance and greater ROI for our customers.

In addition to enhancing our technical capabilities in advertising, we're also investing in bringing the best talent in the world to Unity. Today we announced the hiring of Jim Payne as our new Chief Product Officer for Advertising. Jim was the co-founder of MoPub, the world's largest mobile in-app ad server and exchange (acquired by Twitter in 2013 and subsequently acquired by Applovin), as well as the founder of MAX Advertising systems, a mobile header bidding platform (acquired by Applovin in 2018). We've also recently hired a new SVP of Corporate Development, Alex Blum. Alex is another deeply experienced executive, having invested in, operated, or incubated more than 10 ad tech companies. We're excited to welcome Jim and Alex to Unity.

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U N I T Y . C O M |© 2024 Unity Technologies 5 SECOND QUARTER RESULTS We are pleased that second quarter results exceeded guidance for both revenue and Adjusted EBITDA. Revenue from our strategic portfolio was $426 million, down 6% year-over-year. Guidance was $420 to $425 million in revenue from our strategic portfolio. Our GAAP net loss for the quarter was $126 million as compared to a net loss of $193 million in the second quarter of 2023 and a net loss of $291 million in the first quarter of this year. Adjusted EBITDA for the total company for the quarter was $113 million compared to an Adjusted EBITDA for the total company of $88 million in the same quarter last year (excluding customer credits of $11 million as described in our shareholder letter for the year ended December 31, 2023 as we continued to improve gross and operating margins. Guidance for the quarter was $75 to $80 million in Adjusted EBITDA for the total company. Second quarter Create Solutions revenue from our strategic portfolio was $129 million, up 4% year-over-year, and down 2% quarter-over-quarter. The year-over-year increase is driven by growth in subscriptions which grew 14%, as we continue to benefit from our price increase and as customers upgrade to higher-priced subscriptions.2 The quarter-over-quarter decline is driven by reductions in Strategic Partnerships and Professional Services, following a strong first quarter in these non-subscription businesses. Grow Solutions revenue from our strategic portfolio in the second quarter was $296 million, down 9% year-over-year and up 1% quarter-over-quarter, returning to sequential growth after two quarters of sequential revenue declines. Revenue for the total company for the second quarter was $449 million, down 16% year-over-year driven primarily by our portfolio changes. During the second quarter, revenue from our non-strategic portfolio was $23 million, down 71% year-over-year as a result of our portfolio reset. We expect revenue from our non-strategic businesses to continue to decline and be in the single digits by the end of this year. 2 Create Solutions revenue for the total company and Grow Solutions revenue for the total company were $151 million and $298 million, respectively. Our subscriptions include revenue associated with support we provide our customers as part of their subscriptions and is inclusive of China

U N I T Y . C O M |© 2024 Unity Technologies 6 For the third quarter, we are guiding revenue for our strategic portfolio to $415 to $420 million, down 4% to 6% year-over-year. We are guiding Adjusted EBITDA to $75 to $80 million for the total company. For the full year, we are adjusting our guidance. New revenue guidance for our strategic portfolio is $1,680 to $1,690 million compared to $1,760 to $1,800 million previously. This represents a decrease of 2% to 3% year-over-year. The reduction in guidance represents a more cautious approach to the recovery in our Grow Solutions business, where investments in fundamental product enhancements will take some time to manifest in sustainable increased performance. In Create, we expect revenue growth in the second half to come principally from game subscriptions and continued growth in Industries. Our new Adjusted EBITDA guidance is $340 to $350 million, compared to $400 to $425 million in the previous guidance. The lower expected Adjusted EBITDA is largely due to lower projected revenues, partially offset via incremental cost savings. We believe that there are greater efficiencies to be gained over time through a more disciplined execution. We closed the second quarter with 476.5 million fully diluted shares as compared to our second quarter fully diluted share count in guidance of 478 million. We expect 488 million fully diluted shares at the end of the third and fourth quarters. This is a reduction from our prior year-end estimate of 492 million. As a result, our net year-over-year dilution will be around 2%. GUIDANCE 3 3 These statements are forward-looking and actual results may differ materially. Refer to the “Cautionary Statement Regarding Forward-Looking Statementsˮ safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our second quarter and full year 2024 non-GAAP results included in this shareholder letter.

U N I T Y . C O M |© 2024 Unity Technologies 7 Unity plays a unique role in the marketplace, sitting at the intersection of mobile, 3D, AI, gaming, data, and digital advertising. The opportunity is clear. We believe that through tighter operational focus and better execution, we can deliver sustained, strong performance. We look forward to the work ahead, and to updating you on our future long-term goals and vision As always, Iʼd like to thank our customers, partners and employees for their ongoing support. Warm regards, Matt Bromberg Chief Executive Officer CONCLUDING THOUGHTS

Appendix

Cautionary Statement Regarding Forward-Looking Statements

This shareholder letter and the earnings call referencing this shareholder letter contain "forward-looking statements," as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity's outlook and future financial performance, including: that Unity has everything it needs to return to healthy, sustainable growth; the launch of Unity 6 and the expectation that it will be the foundation of the next phase of Unity's growth; the enhancement of Unity's technical capabilities, including the comprehensive rebuild of its machine learning stack and data infrastructure and the expected benefits from the same; leadership changes and the expected benefits from the same; expectations regarding recovery of Grow Solutions; and Unity's financial guidance for the third quarter and full year 2024.

The words "aim," "believe," "may," "will," "estimate," "continue," "intend," "expect," "plan," "project," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, and limited credit availability which could further cause economic uncertainty and volatility; (ii) competition in the advertising market; (iii) ongoing restrictions related to the gaming industry in China; (iii) ongoing geopolitical instability, particularly in Israel, where a significant portion of the Grow Solutions operations is located; (iv) Unity's ability to recover or reengage its customers, or attract new customers; (v) Unity's ability to achieve and sustain profitability; (vi) Unity's ability to retain existing customers and expand the use of its platform; (vii) Unity's ability to further expand into new industries and attract new customers; (viii) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers' business practices; (ix) Unity's ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (x) Unity's ability to compete effectively; (xi) breaches in its security measures, unauthorized access to its platform, data, or its customers' or other users' personal data; (xii) Unity's ability to manage growth effectively, including interventions to become a leaner, more agile, faster growing company; (xiii) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xiv) Unity's ability to successfully integrate ironSource's technology and business and realize the intended benefits from the ironSource merger, and related costs and expenses; (xv) the effectiveness of cost management efforts to position the company for future growth; (xvi) Unity's ability to leverage its offerings as a result of the rise of generative AI technologies; (xvii) the success of Unity's company reset (xviii) the effectiveness of the company reset to reignite growth and (xiv) Unity's ability to successfully transition executive leadership. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2024, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release except as required by law.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.

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U N I T Y . C O M |© 2024 Unity Technologies 9 Appendix rWe define Adjusted EBITDA as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, acquisitions, restructurings and reorganizations, insurance reimbursement for legal expenses, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted gross margin as adjusted gross profit as a percentage of revenue. We define non-GAAP research and development expense as research and development expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define non-GAAP sales and marketing expense as GAAP sales and marketing expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructuring and reorganizations. We define non-GAAP general and administrative expense as general and administrative expense excluding expenses associated with stock-based compensation, depreciation, acquisitions, restructuring and reorganizations, and insurance reimbursement for legal expenses. We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment.

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